Exhibit 99.1
INSTRUCTIONS AS TO USE OF ENCORIUM GOUP, INC.
SUBSCRIPTION RIGHTS CERTIFICATE

The following instructions relate to a rights offering by Encorium Group, Inc. to the holders of its common stock, as described in our Prospectus dated August 24, 2010. Holders of record of our common stock at 5:00 p.m., Eastern Time, on August 11, 2010 are receiving at no charge non-transferable subscription rights to purchase up to an aggregate of 3,401,151 shares of our common stock at a subscription price of $1.75 per share, for up to an aggregate purchase price of $5,952,015.

Each of our stockholders is receiving one subscription right for each share of our common stock owned on the record date and each subscription right will entitle its holder to a basic subscription right to purchase one shares of our common stock at the subscription price and an over-subscription privilege to purchase additional shares of our common stock that are not purchased by other rights holders pursuant to their basic subscription rights. You are entitled to exercise your over-subscription privilege only if you exercise your basic subscription rights in full.  If you wish to exercise your over-subscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on the back of your subscription rights certificate.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED PRIOR TO 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2010, SUBJECT TO EXTENSION OR EARLIER CANCELLATION.

To participate in the rights offering:

•	Complete and execute the back of your subscription rights certificate and send it, together with payment in full of the subscription price, to the subscription agent prior to the expiration date; and

•	Complete and execute a Substitute Form W-9, as provided herein, and send it to the subscription agent.

1.	Method of Subscription—Exercise of Rights

Complete and execute the back of your subscription rights certificate and send it, together with payment in full of the subscription price for each share of common stock subscribed for pursuant to your basic subscription rights and the over-subscription privilege, to the subscription agent prior to the expiration date.

Delivery of the subscription rights certificate and payment must be made by one of the following methods:

If delivering by mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042

Phone: Toll-free (877) 248-6417
(718) 921-8317
If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery to an address other than those above does not constitute valid delivery.
Do not send subscription rights certificates or payments to Encorium Group, Inc.

Payments must be made in full U.S. Currency by:

•	check or bank draft payable to American Stock Transfer & Trust Company, LLC., the subscription agent, drawn against a U.S. bank; or

•
wire transfer of immediately available funds to the subscription account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, at JP Morgan Chase Bank, 55 Water Street, New York, New York, 10005, ABA # 021000021, Account # 530-354616 American Stock Transfer Reference Encorium Group Inc. with reference to the rights holders’ name.

If you do not indicate the number of subscription rights being exercised, or do not forward full payment of the subscription price, then you will be deemed to have exercised your subscription rights with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If the payment exceeds the amount necessary for the full exercise of your basic subscription rights, you will be deemed to have exercised your over-subscription privilege to purchase the maximum number of shares of common stock with your excess payment. If the company otherwise does not apply your full subscription price payment to your purchase of common stock, the company or the subscription agent will return the excess amount to you, without interest or deduction, as soon as practicable after the expiration date.

Brokers, dealers, custodian banks and other nominees who exercise subscription rights on behalf of beneficial owners are required to certify to us and the subscription agent, on a Nominee Holder Certification Form, as to the aggregate number of subscription rights that have been exercised pursuant to the basic subscription rights, whether the basic subscription rights of each beneficial owner on whose behalf the nominee holder is acting has been exercised in full, and the number of our shares of common stock being subscribed pursuant to the over-subscription privilege of each beneficial owner on whose behalf the nominee holder is acting.

2.	Execution

(a) Execution by Registered Holder. The signature on the subscription rights certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription rights certificate without any alteration or change whatsoever. Persons who sign the subscription rights certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b) Signature Guarantee. Your signature must be guaranteed by an eligible institution if you specify special delivery instructions.

3.	Substitute Form W-9

Each subscription rights holder who elects to exercise subscription rights should provide the subscription agent with a correct Taxpayer Identification Number (TIN) on Substitute Form W-9. See “Important Tax Information—Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.” Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to 28% federal income tax withholding with respect to dividends that may be paid on shares of common stock purchased upon the exercise of subscription rights. Foreign persons may be required to provide an appropriate Form W-8 rather than Form W-9 and may be subject to withholding at a rate of up to 30%.

4.	Issuance of Common Stock; Return of Excess Payments

The following deliveries and payments will be made to the address shown on the face of your subscription rights certificate, unless you provide instructions to the contrary in your subscription rights certificate:

(a) Share Certificates. As soon as practicable after the expiration date and the valid exercise of the basic subscription rights and/or the over-subscription privilege, and after all prorations and adjustments with respect to the over-subscription privilege have been effected, the subscription agent will mail to each subscription rights holder a share certificate representing the number of shares of common stock purchased by such holder.

(b) Excess Payments. As soon as practicable after the expiration date and after all prorations and adjustments with respect to the over-subscription privilege have been effected, the subscription agent will mail to each subscription rights holder any excess amount, without interest or deduction, received in payment of the subscription price.

5.	Method of Delivery

The method of delivery of subscription rights certificates and payment of the subscription price to the subscription agent will be at the election and risk of the subscription rights holder. If sent by mail, the company recommends that you send all documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment before the expiration date. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared. The clearinghouse may require five or more business days. Accordingly, holders who wish to pay the subscription price by means of an uncertified check should make payment sufficiently in advance of the expiration date to ensure that the payment is received and clears by that date. If you send a certified check or bank draft, drawn upon a U.S. bank, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instrument.

6.	Questions

If you have any questions regarding the rights offering, completing a subscription rights certificate or submitting payment in the rights offering, please contact the company’s information agent, Alliance Advisors, LLC at 866-458-9858.

 IMPORTANT TAX INFORMATION

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (a) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (b) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (c) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCE FROM AN INDEPENDENT TAX ADVISOR.

This tax information is provided in connection with Encorium Group, Inc.’s Prospectus dated August 24, 2010.

Under the United States federal income tax laws, dividend payments that may be made on shares of common stock issued upon the exercise of subscription rights may be subject to backup withholding. Generally such payments will be subject to backup withholding unless the holder (a) is exempt from backup withholding or (b) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies under penalties of perjury that the number provided is correct and provides certain other certifications. Each holder that exercises subscription rights and wants to avoid backup withholding must, unless an exemption applies, provide the subscription agent (the “Requester”), with such holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing the Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed appropriate Form W-8 (e.g., W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) instead of a Substitute Form W-9, signed under penalties of perjury, attesting to that holder’s foreign status. The appropriate Form W-8 may be obtained from the subscription agent. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply such applicable lower rate). Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax advisers to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, Encorium Group, Inc. or the subscription agent, as the case may be, will be required to withhold (currently at a 28% rate) on any dividend payments made to a holder that exercises subscription rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is provided to the IRS. If withholding results in an overpayment of taxes, a refund may be obtained.

A holder that exercises subscription rights is required to give the subscription agent the TIN of the record owner of the subscription rights. If such record owner is an individual, the taxpayer identification number is the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the subscription rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN, write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the subscription agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the subscription agent. Note: Writing “Applied For” on the form means that you have already applied for a TIN or that you intend to apply for one in the near future.

REQUESTER’S NAME:
Give Form to the Requester. Do NOT send to the IRS.

Name:
Business name, if different from above:
Check appropriate box:	☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Limited Liability Company (Tax Classification:____) ☐ Exempt Payee ☐ Other
Address (number, street, and apt. or suite no.):
City, State, and ZIP code:

Part I—TAXPAYER IDENTIFICATION NUMBER (TIN).

SUBSTITUTE Form W-9 Department of the Treasury	Enter your TIN below. For most individuals, this is your social security number (SSN). For most other entities, it is your employer identification number (EIN). CERTIFY BY SIGNING AND DATING BELOW.
Internal Revenue	Social Security Number:
Service
Employer identification number:
Payer’s Request For Taxpayer	(If awaiting TIN, write “Applied For”)
Identification Number	Note: If the account is in more than one name, see the chart in the enclosed guidelines to determine what number to give.

Part II—If you are exempt from backup withholding, see the enclosed guidelines and complete as instructed therein.

Part III—CERTIFICATION

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE:

DATE:

YOU MUST COMPLETE THE FOLLOWING
CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the subscription agent, 28% of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

SIGNATURE	DATE

NOTE:

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (a) ANY FEDERAL TAX ADVICE CONTAINED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER THE INTERNAL REVENUE CODE; (b) THE ADVICE IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR THE MATTERS ADDRESSED HEREIN; AND (c) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

If the record owner is an individual, the taxpayer identification number (“TIN”) is the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the name* and TAXPAYER IDENTIFICATION NUMBER of—
1. An individual’s account	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4. a. A revocable savings trust account (in which grantor is also trustee)	The grantor-trustee (1)

b. Any “trust’ account that is not a legal or valid trust under state law	The actual owner (1)

5. Sole proprietorship or single-owner LLC account	The owner (3)

6. A valid trust, estate or pension trust	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title) (4)

7. Corporate (or LLC electing corporate status on Form 8832) account	The corporation

8. Religious, charitable, or educational organization account	The organization

9. Partnership account held in the name of the business	The partnership

10. Association, club or other tax-exempt organization	The organization

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

*
If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the individual name of the owner. If the owner does not have an employer identification number, furnish the owner’s social security number.

(4)	List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number (or “TIN”) or you do not know your number, obtain form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payer. Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:*

•	An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government or a political subdivision, agency or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

Payees that may be exempt from backup withholding include the following:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584(a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer’s trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

•	Payments described in section 6049(b)(5) to non-resident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

*	Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and their regulations.

Privacy Act Notices.    Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN to the payer whether or not you are required to file a tax return.    Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—If you willfully falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.—If you disclose or uses taxpayer identification numbers in violation of federal law, you may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.